Third Quarter Fiscal 2022 Results Quarter Ended March 31, 2022 Supplementary Information to the May 6, 2022 Earnings Conference Call & Webcast Exhibit 99.2

Kimball Electronics (Nasdaq: KE) Safe Harbor Statement Certain statements contained within this supplementary information, including our fiscal year 2022 guidance, and any statements made during our earnings conference call today may be considered forward-looking under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as the war in Ukraine, global health emergencies including the COVID-19 pandemic, availability or cost of raw materials and components, foreign exchange fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Kimball Electronics, Inc. (the “Company”) are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, our earnings release, and other filings with the Securities and Exchange Commission (the “SEC”). This supplementary information contains non-GAAP financial measures. The non-GAAP financial measures contained herein include Adjusted Selling & Administrative Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Return on Invested Capital (“ROIC”). Management believes these measures are useful and allow investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions use these and other non-GAAP measures to enable meaningful trending of core operating metrics. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included on the Reconciliation of Non-GAAP Results slide, which is the final slide of this supplementary information. 2

Kimball Electronics (Nasdaq: KE)

Today's speakers



Don Charron

CHAIRMAN AND
CHIEF EXECUTIVE OFFICER



Jana Croom

CHIEF FINANCIAL OFFICER



Andy Regrut

VICE PRESIDENT,
INVESTOR RELATIONS

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Kimball Electronics (Nasdaq: KE) Q3 results were incredibly strong… 4 • Sales exceeded our all-time high in a quarter by 10% • Operating margin was 5.5% of net sales • Significantly better than the first half of the fiscal year • 80 bps higher than a year ago • Diluted EPS increased more than 30% • Backlog of open orders at record levels • Manufacturing facilities running at higher utilization and adding capacity • Ideally positioned to maintain strength and momentum in this bifurcated year • Expect strong pace to carry through fourth quarter and into fiscal 2023 and beyond

Kimball Electronics (Nasdaq: KE) The challenges in Q3 compounded by the devastation in Ukraine 5 • We have Ukrainian associates in our U.S. and European operations • Facilities in nearby Poland and Romania • Our number one priority has been the health and safety of our associates • Supporting their families directly affected by the conflict • Many of these individuals are actively involved in refugee support efforts • The company has made monetary donations as well • Our hearts and thoughts are with all people impacted by this tragic turn of events

Kimball Electronics (Nasdaq: KE) Poznan facility located in western Poland 6 • Roughly 240 kilometers from Berlin • Employ ~1,000 associates in Poznan • Expansion targeted for completion in early fiscal 2024 • Morale of the team is positive and up-beat, and the business is operating well • Expansion remains on schedule • Continue to monitor and evaluate information including concerns over securing ample natural gas and other resources

Kimball Electronics (Nasdaq: KE) Conflict could cause incremental stress on global supply chains 7 • Russia is a large exporter of commodities including metals and mining output • Relative to car manufacturing: • Major supplier of palladium, platinum, nickel, and aluminum • Palladium and platinum are key raw materials for catalytic convertors • Nickel used in EV batteries • Aluminum and copper needed for vehicle framing and wiring • Recent price increases characterized as “manageable”

Kimball Electronics (Nasdaq: KE) Ukraine also plays an important role in the auto industry 8 • Produces wiring harnesses for cars • Supplier of neon and other noble gasses critical for semiconductor production • Many factories making these components have slowed, or shutdown altogether, in the face of the conflict • Speculation the combined impact from Russia and Ukraine will increase auto part shortages, and adversely affect car manufacturing in Eastern Europe and Germany • We do not directly procure any materials from Russia nor Ukraine, and the financial impact of the conflict on our operations in the quarter was not material.

Kimball Electronics (Nasdaq: KE) Monitoring the ongoing impact of China’s zero tolerance policy related to COVID 9 • Several cities experienced shutdowns recently due to a rise in the number of COVID cases • If shutdowns continue, there may be temporary disruptions in both the supply chain and demand as customers balance manufacturing delays • Concern somewhat offset by record output of semiconductors coming out of the Taiwanese market • We’ve updated our outlook for net sales to reflect the uncertainty from these developments • We are reiterating guidance for operating income margin for fiscal year 2022, although we expect it to come in at the lower end of the range • Anticipate the impact of the lockdowns to be short-term in nature

Kimball Electronics (Nasdaq: KE) Net sales in the third quarter totaled $368 million, a 19% increase compared to Q3 last year, and $50 million higher than Q2 10 All 4 vertical markets reported increases in the quarter Net Sales Q3 ‘21 Q3 ‘22 $310 $368 +19%

Kimball Electronics (Nasdaq: KE) Sales in the Automotive vertical market exceeded $160 million, a 16% increase year-over-year 11 Automotive • All-time high for the Automotive vertical market • Driven by the ramp-up of certain programs including fully electric vehicles • Investments made throughout the pandemic to maintain our highly trained workforce • Strategic inventory builds in the first half of the fiscal year • Allowed us to quickly increase production • Strategic Plan confirmed growth potential from industry megatrends Q3 ‘21 Q3 ‘22 44% O F R E V E N U E $140 $162 +16% • Electronic content • Advanced technologies and operating systems • Adoption of EVs • Autonomous driving • Vehicle connectivity

Kimball Electronics (Nasdaq: KE) Medical Q3 ‘21 Q3 ‘22 12 Sales in Medical were $103 million, a 20% increase compared to Q3 last year 28% O F R E V E N U E • Very good result… suggests the industry is continuing to recover and normalize from the pandemic • Increase driven by launch and ramp-up of new products, some of which are coming online in the quarter following pandemic-related delays • Strategic Plan validated the long-term growth opportunities in Medical from megatrends in the healthcare industry $85 $103 +20% • Aging population • Increasing access & affordability • Decreasing device sizes • Connected drug delivery systems

Kimball Electronics (Nasdaq: KE) • Higher end market demand for climate control products and new customer additions drove the increase • Represent longer-term growth opportunities as consumption and conservation of water, gas, and electricity increases in popularity Industrial Q3 ‘21 Q3 ‘22 13 Sales in the Industrial vertical market totaled $84 million, a 22% increase compared to last year 23% O F R E V E N U E $69 $84 +22%

Kimball Electronics (Nasdaq: KE) Public Safety +2% Q3 ‘21 Q3 ‘22 14 Sales in the Public Safety vertical market were $13.8 million, a 2% increase compared to Q3 2021 • Sales were $13.8 million in Q3 • 2% increase year-over-year • Representing 4% of total company sales O F R E V E N U E 4% $14 $14

Kimball Electronics (Nasdaq: KE) Summary 15 • Excellent results in Q3 • Promising outlook for Q4 • On track for a strong close to the fiscal year

Kimball Electronics (Nasdaq: KE) Net sales increased 19% compared to Q3 2021 16 • Sales were $368 million, a record for our company • Foreign exchange rates had an unfavorable impact of 2% on sales in the quarter Overview Net Sales Trend

Kimball Electronics (Nasdaq: KE) Gross margin rate of 9.2%, an 80 bps increase over the same period last year 17 Drivers of GM% Gross Margin Trend • Improvement driven by lower depreciation and leverage gain that occurs on higher levels of sales • Depreciation impact occurred when we changed the estimated useful lives on SMT production equipment last quarter • Benefits partially offset by higher material costs and increased freight from the component parts shortages

Kimball Electronics (Nasdaq: KE) Adjusted Selling & Administrative Expense (%)(1)(2) 18 (1) Adjusted Selling & Administrative Expense is a Non-GAAP measure – refer to Reconciliation of Non-GAAP Results on the final slide of this supplementary information. (2) Beginning in Q1’21, Adjusted Selling & Administrative Expense excludes changes in the fair value of our supplemental employee retirement plan (“SERP”) liability. Prior periods have been revised accordingly. • Adjusted selling and administrative expenses were $14.3 million • Increase from Q3 last year driven by: • Higher salary and related payroll costs • Stock-based compensation • When measured as a percent of sales, adjusted selling and administrative expenses were 3.9% • 20 bps improvement compared to Q3 last year

Kimball Electronics (Nasdaq: KE) Adjusted Operating Income (1)(2) 19 (1) Adjusted Operating Income is a Non-GAAP measure – refer to Reconciliation of Non-GAAP Results on the final slide of this supplementary information. (2) Beginning in Q1’21, Adjusted Operating Income excludes changes in the fair value of our supplemental employee retirement plan (“SERP”) liability. Prior periods have been revised accordingly.

Kimball Electronics (Nasdaq: KE) Adjusted Net Income and Adjusted Diluted EPS(1) 20 (1) Adjusted Net Income and Adjusted Diluted EPS are Non-GAAP measures – refer to Reconciliation of Non-GAAP Results on the final slide of this supplementary information.

Kimball Electronics (Nasdaq: KE) Balance Sheet 21 • Cash and cash equivalents were $35.6 million at March 31, 2022 • Cash flow used for operating activities was $28.2 million in the third quarter of fiscal 2022 primarily driven by accounts receivable due to strong sales • Cash conversion days were 83 days, up from 66 days in the third quarter last year • Inventory increased over $157 million compared to Q3 last year • Up $138 million in fiscal 2022 • Capital investments in the third quarter of fiscal 2022 were $22.3 million • Borrowings on our credit facilities at March 31, 2022, were $137 million compared to $60.5 million dollars at March 31, 2021, and $103 million at the end of Q2 • Our short-term liquidity available totaled $78 million at March 31, 2022

Kimball Electronics (Nasdaq: KE) Share repurchases 22 • During the third quarter, we invested $4.9 million to repurchase 259,000 shares, at an average share price of $18.87 • Since October 2015, under our Board authorized share repurchase program: • A total of $84.6 million returned to Share Owners by repurchasing 5.6 million shares of common stock • $15.4 million remaining on program for deployment

Kimball Electronics (Nasdaq: KE) Capital allocation priorities 23 • Invest in organic growth opportunities • 3 facility expansions in 1 ½ years • Capital expenditures to support new programs • Return cash to Share Owners with opportunistic share repurchases • Strategic acquisitions that are appropriately valued

Kimball Electronics (Nasdaq: KE) Expanded credit facility to support capital allocation priorities 24 • On May 4th, we amended our primary credit facility • Capacity increased from $150 million to $300 million • 5-year revolving credit facility gives us the flexibility to meet CapEx and working capital needs to support: • Expansions • New product introductions • Other long-term strategic goals

Kimball Electronics (Nasdaq: KE) Guidance for fiscal year 2022 Supports facility expansions in Thailand, Mexico, early investments in Poland CapEx $70 - $80 million Reiterating guidance for CapEx guidance of $70 - $80 million $1.345 - $1.365 billion Net sales range 4%- 6% in net sales Operating income expected to be 3.75% - 4.25% of net sales Reiterating guidance for operating income margin of 3.75% - 4.25%, although we expect to be at the lower end of the range Expect to finish the fiscal year at the lower end of the sales range of $1.345 - $1.365 billion, compared to previous guidance of ~$1.4 billion Increase compared to fiscal 2021 25 Net sales in the fourth quarter expected to be in the range of $370 - $390 million Operating income in Q4 is estimated to be in the range of 5.0% - 5.3% of sales Capital expenditures of $20 - $30 million in the fourth quarter of fiscal 2022

Kimball Electronics (Nasdaq: KE) Closing comments 26 • Very pleased with how the company is positioned • Excellent results in Q3 • We expect a strong finish to the fiscal year and the momentum carrying into fiscal 2023, particularly as… • Supply chain disruptions and component parts shortages continue to abate • The crisis in Ukraine reaches a settlement • The recent COVID-19 lockdowns in China subside • The abnormally high levels of inflation in the U.S. slow

Kimball Electronics (Nasdaq: KE) Looking toward the $2 billion revenue milestone 27 • Open order backlog totals $930 million • Record high • Up 43% year-over-year • Driven by component shortages as well as new business wins • New business aligns our facility expansions with our customers’ growth • Strategic Plan identified key areas of focus to achieve this goal with manufacturing capacity being a critical variable • Generate ~$1 million of sales volume / 1,000 sq ft • Recent capacity expansions are meaningful

Kimball Electronics (Nasdaq: KE) Our facility in Thailand 28 • Opened in the year 2000 • Revenue in fiscal 2021 exceeded $100 million • Much of the product produced in Thailand is exported • Heavy focus on the Medical vertical market • Recent expansion doubled the capacity of the facility

Kimball Electronics (Nasdaq: KE) Our facility in Mexico 29 • Revenue in fiscal 2021 exceeded $265 million • Scheduled to have footprint doubled with expansion scheduled for completion this summer • Heavy focus on the Automotive vertical market

Kimball Electronics (Nasdaq: KE) The road to $2 billion is in our sights… 30 • It took our company 57 years to reach $1 billion in sales • Second billion will be achieved in a fraction of that time • Bullish outlook for the company

Kimball Electronics (Nasdaq: KE) Welcome Isabel Wells 31 • Joined Kimball Electronics in April • Chief Information Officer • Over 20 years of global IT experience

Q&A

Appendix

Kimball Electronics (Nasdaq: KE) Net Sales Automotive Vertical Market 34 16% from Q3'21

Kimball Electronics (Nasdaq: KE) Net Sales Medical Vertical Market 35 +20% from Q3'21

Kimball Electronics (Nasdaq: KE) Net Sales Industrial Vertical Market 36 +22% from Q3'21

Kimball Electronics (Nasdaq: KE) Net Sales Public Safety Vertical Market 37 +2% from Q3'21

Kimball Electronics (Nasdaq: KE)

Reconciliation of Non-GAAP Results

(Unaudited, Amounts in Thousands, Except Per Share Data)	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Selling & Administrative Expenses, as reported	$ 11,391	$ 13,117	$ 13,486	$ 11,744	$ 14,357	$ 12,204	$ 13,923	$ 13,667
Less: SERP (2)	1,282	550	811	164	548	(87)	402	(719)
Adjusted S&A Expense	$ 10,109	$ 12,567	$ 12,675	$ 11,580	$ 13,809	$ 12,291	$ 13,521	$ 14,386
Operating Income, as reported	$ 1,609	$ 17,807	$ 16,179	$ 14,638	$ 17,079	$ 4,780	$ 6,914	$ 20,277
Add: SERP (2)	1,282	550	811	164	548	(87)	402	(719)
Add: Goodwill Impairment	7,925	—	—	—	—	—	—	—
Add: Lawsuit Settlements (Recovery)	—	(341)	—	(376)	345	(1,384)	—	—
Adjusted Operating Income (2)	$ 10,816	$ 18,016	$ 16,990	$ 14,426	$ 17,972	$ 3,309	$ 7,316	$ 19,558
Net Income, as reported	$ (1,273)	$ 16,811	$ 15,062	$ 10,472	$ 14,446	$ 2,564	$ 5,113	$ 13,638
Add: After-Tax Goodwill Impairment	6,947	—	—	—	—	—	—	—
Add: After-Tax Adjustments after Measurement Period of GES Acquisition	2,871	—	133	(254)	—	—	—	—
Add: Lawsuit Settlements (Recovery)	—	(259)	—	(285)	262	(1,050)	—	—
Adjusted Net Income	$ 8,545	$ 16,552	$ 15,195	$ 9,933	$ 14,708	$ 1,514	$ 5,113	$ 13,638
Diluted Earnings per Share, as reported	$ (0.05)	$ 0.66	$ 0.60	$ 0.41	$ 0.57	$ 0.10	$ 0.20	$ 0.54
Add: After-Tax Goodwill Impairment	$ 0.28	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Add: After-Tax Adjustments after Measurement Period of GES Acquisition	$ 0.11	$ —	$ —	$ (0.01)	$ —	$ —	$ —	$ —
Add: Lawsuit Settlements (Recovery)	$ —	$ (0.01)	$ —	$ (0.01)	$ 0.01	$ (0.04)	$ —	$ —
Adjusted Diluted Earnings per Share	$ 0.34	$ 0.65	$ 0.60	$ 0.39	$ 0.58	$ 0.06	$ 0.20	$ 0.54
Operating Income (GAAP) (TTM)	$ 31,996	$ 38,688	$ 46,183	$ 50,233	$ 65,703	$ 52,676	$ 43,411	$ 49,050
Add: Goodwill Impairment (TTM)	7,925	7,925	7,925	7,925	—	—	—	—
Add: SERP (TTM) (2)	848	1,420	1,729	2,807	2,073	1,436	1,027	144
Add: Lawsuit Settlements (Recovery) (TTM)	—	(341)	(341)	(717)	(372)	(1,415)	(1,415)	(1,039)
Adj. Operating Income (non-GAAP) (TTM) (2)	$ 40,769	$ 47,692	$ 55,496	$ 60,248	$ 67,404	$ 52,697	$ 43,023	$ 48,155
Tax Effect (TTM) (2)	9,831	9,940	10,859	11,786	12,844	11,017	9,530	10,774
After-Tax Adj. Operating Income (TTM) (2)	$ 30,938	$ 37,752	$ 44,637	$ 48,462	$ 54,560	$ 41,680	$ 33,493	$ 37,381
Average Invested Capital (1)	$ 437,263	$ 435,465	$ 433,192	$ 423,545	$ 415,999	$ 414,121	$ 424,854	$ 453,479
ROIC (2)	7.1 %	8.7 %	10.3 %	11.4 %	13.1 %	10.1 %	7.9 %	8.2 %

(1) Average Invested Capital is computed using the Share Owners equity plus current and non-current debt less cash and cash equivalents averaged for the last five quarters.
(2) Beginning in Q1 FY'21, adjusted selling and administrative expense, adjusted operating income, and ROIC exclude changes in the fair value of our supplemental employee retirement plan ("SERP") liability. Prior periods have been revised accordingly.

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